Exhibit 10.3

WARRANT PURCHASE AGREEMENT

WARRANT PURCHASE AGREEMENT (this "Agreement"), made and entered as of March 31, 2011 (the "Effective Date"), by and between Verecloud, Inc., a Nevada corporation (the "Company"), and The Mesa Group, Inc., a Texas corporation ("Purchaser").

WITNESSETH:

WHEREAS, the Company and Purchaser are parties to that certain Consulting Agreement dated June 10, 2010 (the "Consulting Agreement"), pursuant to which Purchaser provides the Company with certain consulting services;

WHEREAS, concurrent with the date hereof, the Company and Purchaser have executed an amendment to the Consulting Agreement (the "First Amendment"), pursuant to which Purchaser has agreed to (i) extend the consulting period during which services will be rendered, and (ii) defer the beginning date for the payments to Purchaser as the “Consultant” thereunder, all as set forth in the First Amendment; and

WHEREAS, in connection with the First Amendment, the Company has agreed to and desires to issue and sell, and Purchaser desires to purchase, all upon the terms and subject to the conditions set forth in this Agreement, a warrant to purchase 10,000,000 shares of the Company's common stock, par value $.001 ("Common Stock") in substantially the form attached hereto as Exhibit A (the "Warrant").

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements of the parties herein contained, the parties hereby agree as follows:

1.           Purchase and Sale of Warrant.

1.1           Sale and Issuance of Warrant.  Subject to the terms and conditions of this Agreement, the Company shall issue to Purchaser, the Warrant, upon execution of this Agreement by the parties hereto.

2.           Representations and Warranties of the Company.  The Company represents, warrants and covenants to Purchaser as follows:

2.1           Corporate Status.  The Company is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Nevada, and has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as and in the places where such properties are now owned, operated and leased or such business is now being conducted.

2.2           Authorization; Validity.  When executed and delivered by the Company, this Agreement and the Warrant will constitute the valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general application affecting the enforcement of creditors' rights generally and general principles of equity.  Upon issuance, the shares of Common Stock issued by the Company upon exercise of the Warrant (the "Conversion Shares") shall be duly authorized, validly issued, fully paid and non-assessable, and free of any liens or encumbrances or preemptive rights, except for restrictions on transfer under the securities laws and any agreement to which the holder of the Conversion Shares becomes a party.

2.3           No Conflict.  The execution, delivery and performance of this Agreement and the Warrants and the issuance of the Conversion Shares do not and will not violate any material agreements to which the Company is a party.

2.4           Approvals and Consents.  No action, approval, consent or authorization, including, but not limited to, any action, approval, consent or authorization by any governmental or quasi-governmental board, agency, commission, bureau, or instrumentality is necessary or required as to the Company in order for this Agreement to constitute a valid, binding and enforceable obligation of the Company in accordance with its terms.

2.5           Authorization and Reservation of Conversion Shares.  The Company shall authorize and reserve sufficient shares of Conversion Shares to enable the exercise of the Warrant.

3.           Representations and Warranties of Purchaser.  Purchaser hereby represents and warrants to the Company as follows:

3.1           Authorization.  This Agreement has been duly executed and delivered by Purchaser and constitutes a legal, valid and binding obligation of Purchaser enforceable against Purchaser in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general application affecting the enforcement of creditors' rights generally and general principles of equity.

3.2           Purchase Entirely for Own Account.  This Agreement is made with Purchaser in reliance upon Purchaser’s representation to the Company, which by such Purchaser’s execution of this Agreement, Purchaser hereby confirms, that the Warrant and the Conversion Shares (collectively, the "Securities") will be acquired for investment for such Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same.  By executing this Agreement, Purchaser further represents that Purchaser does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.

3.3           Reliance on Representations.  Purchaser understands that the Securities are not registered under the Securities Act of 1933, as amended (the "Act") on the grounds that the sale provided for in this Agreement and the issuance of Securities hereunder is exempt from registration under the Act pursuant to Section 4(2) thereof and Rule 506 of Regulation D promulgated thereunder, and that the Company’s reliance on such exemption is predicated on Purchaser’s representations set forth herein.

3.4           Disclosure of Information.  Purchaser believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Warrant.  Purchaser further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the Warrant and the business, assets, prospects and financial condition of the Company.  The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of Purchaser to rely thereon.

3.5           Investment Experience.  Purchaser is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of Purchaser’s investment, and has such knowledge and experience in financial or business matters that Purchaser is capable of evaluating the merits and risks of the investment in the Securities.  Purchaser also represents it has not been organized for the purpose of acquiring the Securities.

3.6           Accredited Purchaser.  Purchaser is an "accredited investor" within the meaning of Securities and Exchange Commission (the "SEC") Rule 501 of Regulation D, as presently in effect.

3.7           Restricted Securities.  Purchaser understands that the Securities it is purchasing are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act, only in certain limited circumstances.  In this connection, Purchaser represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

3.8           Further Limitations on Disposition.  Without in any way limiting the representations set forth above, Purchaser further agrees not to make any disposition of all or any portion of the Securities unless and until:

(a)           there is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement and any applicable requirements of state securities laws; or

(b)           (i) Purchaser shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition and (ii) if reasonably requested by the Company, Purchaser shall have furnished the Company with an opinion of counsel at Purchaser’s expense, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Act or the consent of or permit from appropriate authorities under any applicable state securities law.  It is agreed that the Company will not require opinions of counsel from Purchaser for transactions made pursuant to Rule 144, except in unusual circumstances.

(c)           Notwithstanding the provisions of Subsections (a) and (b) above, no such registration statement or opinion of counsel shall be necessary for a transfer by Purchaser to an “Affiliate” of Purchaser, as such term is defined in Rule 501(b) of Regulation D, if the transferee or transferees agree in writing to be subject to the terms hereof to the same extent as if they were the original Purchaser hereunder.

3.9           Legends.  It is understood that the certificates evidencing the Securities may bear one or more legends referring to the restrictions on transfer imposed by applicable securities laws.

4.           General Provisions.

4.1           Entire Agreement; Amendment and Waiver.  This Agreement and the Warrant constitute the entire agreement between the parties hereto with respect to the subject matter contained herein and supersede all prior oral or written agreements, if any, between the parties hereto with respect to such subject matter.  Any amendments hereto or modifications hereof must be made in writing and executed by the Company and Purchaser.

4.2           Notices. All notices and other communications required or permitted hereunder shall be in writing, shall be effective when given, and shall in any event be deemed to be given (a) five days after deposit with the U.S. Postal Service or other applicable postal service, if delivered by certified first class mail, postage prepaid, (b) upon delivery, if delivered by hand, (c) one business day after the business day of deposit for overnight delivery with Federal Express or similar overnight courier, freight prepaid, or (d) one day after the business day of delivery by facsimile transmission with oral confirmation of receipt, if deliverable by facsimile transmission, with copy by first class mail, postage prepaid, and shall be addressed, if to Purchaser, at Purchaser’s address as set forth on the signature page to this Agreement, and, if to the Company, at the address of its principal corporate offices (attention:  Secretary), or at such other address as such party may designate by five days’ advance written notice to the other parties hereto.

4.3           Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Colorado without giving effect to conflict of laws principles.

4.4           Headings.  The headings or captions contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

4.5           Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by virtue of any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the maximum extent possible.

4.6           Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

[Signature Page Follows]

    IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

COMPANY: VERECLOUD, INC., a Nevada Corporation

By:	/s/ John F. McCawley
Name: John F. McCawley
Title: Chief Executive Officer

Address:	6560 S. Greenwood Plaza Blvd., Suite 400 Englewood, Colorado 80111 Fax: (303) 221-0917 Attention: Mike Cookson

with a copy to (which shall not service as notice):

Brownstein Hyatt Farber Schreck, LLP 410 17th Street, Suite 2200 Denver, Colorado 80202 Fax: (303) 223-1111 Attention: Adam J. Agron

PURCHASER: THE MESA GROUP, INC., a Texas corporation

By:	/s/ Scott M. Schwartz
Name: Scott M. Schwartz
Title: Chairman and Chief Executive Officer

Address:	7598 N. Mesa Street, #205 El Paso, Texas 79912 Fax: (915) 845-4040 Attention: Scott Schwartz

with a copy to (which shall not service as notice):

Scott HulsePC 1100 Chase Tower 201 Main Street El Paso, Texas 79901 Fax: (915) 546-8333 Attention: W. David Bernard, Esq.

[Signature Page to Warrant Purchase Agreement]

EXHIBIT A

FORM OF WARRANT